Exhibit 99.1

Amendment to Bylaws of PG&E Corporation

Article II.
DIRECTORS.

1.            Number.  ~~As stated in paragraph I of Article Third of this Corporation’s Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).~~ The exact number of directors shall be ~~thirteen (13) until changed,~~ within the limits specified in the Articles of Incorporation ~~above~~, ~~by~~fixed from time to time by a resolution duly adopted by the Board of Directors ~~or an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders~~. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.